BigCommerce and Feedonomics Deepen Partnership with Google Cloud, Empowering Merchants with Enhanced Discovery, Agentic Search Experiences and AI-Powered Data Enrichment

New innovations include Feedonomics Surface and Product Data Enrichment with Google Cloud with Gemini to help merchants drive discovery, enable agentic commerce and enrich product catalog quality

AUSTIN, Texas – July 30, 2025 – BigCommerce (Nasdaq: BIGC), a leading open SaaS ecommerce platform for B2C and B2B businesses, and Feedonomics, a leading data feed management solution, today announced a deepened partnership with Google Cloud to accelerate merchant performance using Google Cloud's next-generation AI tools.

The collaboration delivers powerful new capabilities for BigCommerce merchants to improve product discoverability and increase conversions across the Google Cloud ecosystem.

“We are unlocking the full potential of Google Cloud with Gemini, to drive product discoverability, higher conversion, and intelligent automation,” said Sharon Gee, senior vice president of AI products at BigCommerce and Feedonomics. “This partnership provides our merchants with enterprise-grade scalability, security and performance needed to drive success in the new agentic commerce era.”

Key innovations include:

•
Enhanced Product Discovery: Feedonomics Surface, now in a closed beta for BigCommerce customers, optimizes and delivers high-quality product data directly to Google Merchant Center, boosting visibility across sales channels with AI-enriched product data.
•
AI-Powered Data Enrichment: Using Feedonomics new features leveraging Google Cloud with Gemini, merchants can automatically enrich product catalogs. This creates more engaging product data that can be syndicated to any Feedonomics-supported channel to improve search performance and conversion rates.
•
Advanced Developer Tools: By combining BigCommerce's Model Context Protocol (MCP), now available in closed beta, with Google’s Agent Development Kit (ADK), developers can now build intelligent, commerce-aware merchant agents to enhance automation, personalization, and operational efficiency.

“This strengthened relationship gives merchants access to cutting-edge tools for AI-powered data enrichment and agentic commerce,” said Kapil Dabi, Director, Market Lead, Retail & Consumer, Google Cloud. “Our expanded collaboration empowers retailers to modernize operations and unlock new customer insights.”

To learn more or join the beta programs, visit https://www.bigcommerce.com/dm/google-beta-program/

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open SaaS and composable ecommerce platform that empowers brands, retailers, manufacturers and distributors of all sizes to build, innovate and grow their businesses online. BigCommerce provides its customers sophisticated professional-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries rely on BigCommerce, including Coldwater Creek, Harvey Nichols, King Arthur Baking Co., MKM Building Supplies, United Aqua Group and Uplift Desk. For more information, please visit www.bigcommerce.com or follow us on X and LinkedIn.

About Feedonomics

Feedonomics is a leading data management platform powering omnichannel growth for the world's top brands and retailers. With its flexible technology and full-service support team, Feedonomics facilitates a variety of data and order management use cases across industries such as ecommerce, automotive, employment, travel, real estate, and more. Feedonomics has thousands of active customers, integrations with hundreds of ecommerce platforms and channels, and strategic partnerships with industry leaders like Amazon, Meta, Google, Microsoft and TikTok. For more information, please visit www.feedonomics.com or follow us on X, LinkedIn, Instagram and Facebook.

BigCommerce® is a registered trademark of BigCommerce Pty. Ltd. Third-party trademarks and service marks are the property of their respective owners.

Media Contact:
Brad Hem
pr@bigcommerce.com